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                      SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, DC 20549

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                                   FORM 8-K

                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(D) OF THE
                       SECURITIES EXCHANGE ACT OF 1934


        Date of report (Date of earliest event reported): June 3, 2002
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                             Celsion Corporation
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              (Exact Name of Registrant as Specified in Charter)

           Delaware                   000-14242               52-1256615
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 (State or Other Jurisdiction        (Commission            (IRS Employer
      of Incorporation)              File Number)        Identification No.)



10220-I Old Columbia Road, Columbia, Maryland                        21046-1705
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(Address of principal executive office)                              (Zip Code)


Registrant's telephone number, including area code:  (410) 290-5390
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        (Former Name or Former Address, if Changed Since Last Report)



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ITEM 5.  OTHER EVENTS

         On June 3, 2002, Celsion Corporation (the "Company") completed a private placement (the "Offering") of 2,000 units ("Units") at a price per Unit of $1,000. The Units consist of one share of the Company's 8% Series B Convertible Preferred Stock, par value $0.01, and a warrant to acquire 600 shares of Celsion Common Stock exercisable at a price of $0.65 per share. Each share of Series B Preferred Stock may be converted into 2,000 shares of Celsion Common Stock commencing 90 days after the closing of the Offering. The Company received gross proceeds of $2,000,000 in connection with the Offering. Proceeds are expected to be used to complete pivotal Phase II clinical trials and commercialize the Company's investigational breast cancer treatment system.

On June 3, 2002, the Company issued a press release regarding the closing of the Offering. A copy of that press release is attached as Exhibit 99.1 to this Report on Form 8-K.


                                     -2-


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                                  SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                              CELSION CORPORATION



Date: June 3, 2002            By:   /s/ Anthony P. Deasey
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                                    Executive Vice President-Finance and
                                    Administration and Chief Financial Officer

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                                EXHIBIT INDEX

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
Exhibit           Description
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
99.1              Registrant's Press Release dated June 3, 2002
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